UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2005
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to 2005 Senior Executive Long Term Incentive Program

On September 13, 2005, the Covered Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee (the “Compensation Committee”) of the Registrant’s Board of Directors and the Compensation Committee acted to adopt the First Amendment (the “Amendment”) to the Sears Holdings Corporation 2005 Senior Executive Long Term Incentive Program (the “LTIP”). The LTIP provides for performance-based awards that are designed to vary commensurately with achieved performance. Except as set forth below, the original terms of the LTIP (as set forth in Exhibit 10(a) to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2005) remain in full force and effect.

The Amendment revised the pro-rata eligibility for an Award in the event of a Participant’s termination of employment due to retirement, disability, involuntary termination without Cause, or death. These revisions are effective with respect to Awards granted on or after September 13, 2005. In order for a Participant to receive an Award in any such event:
•	LTIP EBITDA for the period from the beginning of the Performance Period through the last completed full month that occurs on or before the Participant’s termination date must equal or exceed pro-rated Target LTIP EBITDA;

•	LTIP EBITDA must equal or exceed Target LTIP EBITDA for the Performance Period; and

•	the Participant must be employed by the Registrant or a Subsidiary for at least 12 months of the Performance Period applicable to such individual.

In addition, the Amendment allows the Compensation Committee, as well as the full Board of Directors, to amend the LTIP.

A copy of the Amendment is attached hereto as Exhibit 10(a) and is incorporated herein by this reference. The foregoing brief description of the material terms and conditions of the Amendment is qualified in its entirety by reference to the full text of the Amendment. Capitalized terms not otherwise defined in this description have the meanings ascribed to them in the LTIP.

Director Compensation Program

On September 13, 2005, the Registrant’s Board of Directors, pursuant to the recommendation of the Nominating and Corporate Governance Committee of the Registrant’s Board of Directors, approved a program for the compensation of the members of the Registrant’s Board of Directors (the “Program”). Under the Program, which is effective as of March 24, 2005 (the date that the business combination of Kmart Holding Corporation and Sears, Roebuck and Co. was completed), only non-employee directors are compensated for serving as directors of the Registrant. Each non-employee director will receive an annual cash retainer of $40,000. The Audit Committee chairperson will receive an additional $10,000 annual retainer. No other director will receive additional compensation for board service. All directors will be reimbursed for out-of-pocket expenses incurred to attend board and board committee meetings. The terms of the Program are attached hereto as Exhibit 10(b), which is incorporated herein by this reference.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10(a) – First Amendment to the Sears Holdings Corporation Senior Executive Long-Term Incentive Program.

Exhibit 10(b) – Sears Holdings Corporation Director Compensation Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION
	By:	/s/ William K. Phelan
William K. Phelan
Date: September 16, 2005		Vice President and Controller

Exhibit Index
10(a)	First Amendment to the Sears Holdings Corporation Senior Executive Long-Term Incentive Program.

10(b)	Sears Holdings Corporation Director Compensation Program.